Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2 TO THE

CREDIT AGREEMENT

            Dated as of May 1, 2013

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among THE GAP, INC., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Company, the LC Subsidiaries and Subsidiary Borrowers named therein, the Issuing Banks and Swing Line Lenders named therein, the Lenders and the Agent have entered into a Term Loan and Revolving Credit Agreement dated as of April 7, 2011, and a letter amendment thereto dated as of April 25, 2011 (such Credit Agreement, as so amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Company and the Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) The definitions of “Applicable Facility Fee”, “Applicable Standby Letter of Credit Fee”, “Applicable Margin”, “FATCA” and “Termination Date” in Section 1.01 in full to read as follows:

“Applicable Facility Fee” means, as of any date a percentage per annum determined by reference to the applicable Performance Level in effect on such date as set forth below:

PERFORMANCE LEVEL	LEVEL 1	LEVEL 2	LEVEL 3	LEVEL 4	LEVEL 5	LEVEL 6
Applicable Facility Fee	0.100%	0.150%	0.175%	0.225%	0.300%	0.400%

“Applicable Standby Letter of Credit Fee” means as of any date, a percentage per annum determined by reference to the applicable Performance Level in effect on such date as set forth below:

PERFORMANCE LEVEL	LEVEL 1	LEVEL 2	LEVEL 3	LEVEL 4	LEVEL 5	LEVEL 6
Applicable Standby Letter of Credit Fee	0.900%	1.100%	1.200%	1.450%	1.700%	1.850%

“Applicable Margin” means as of any date, a percentage per annum determined by reference to the applicable Performance Level in effect on such date as set forth below:

PERFORMANCE LEVEL	LEVEL 1	LEVEL 2	LEVEL 3	LEVEL 4	LEVEL 5	LEVEL 6
Base Rate Applicable Margin	0.000%	0.100%	0.200%	0.450%	0.700%	0.850%
Eurocurrency Rate Applicable Margin	0.900%	1.100%	1.200%	1.450%	1.700%	1.850%

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date hereof (and any successor or comparable provision that is not materially more onerous), any present or future Treasury Regulations issued thereunder or interpretations thereof and any agreements entered into pursuant to Section 1471 of the Code.

“Termination Date” means May __, 2018, or the earlier date of termination in whole of the Commitments pursuant to Section 2.06(a) or 8.01.

(b) The definition of “Eurocurrency Rate” in Section 1.01 is amended by adding at the end thereof a new clause (c), to read as follows:

(c) with respect to any Advance denominated in Canadian Dollars, the rate per annum equal to (i) the CDOR Rate plus 0.10% per annum or (ii) if such rate is not available at such time for such term for any reason, the rate per annum determined by the Agent to be the discount rate (calculated on an annual basis and rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%, with 5/1,000 of 1% being rounded up) as of 10:00 a.m. (Toronto, Canada time) on such day at which the Agent is then offering to purchase bankers’ acceptances accepted by it having an aggregate face amount equal to the aggregate face amount of, and with a term equivalent to or comparable to the term of, such Interest Period (or if such Interest Period is not equal to a number of months, having a term equivalent to the number of months closest to such Interest Period).

(c) Section 1.01 is amended by adding the following definition in appropriate alphabetical order:

“CDOR Rate” means, the rate per annum, equal to the average of the annual yield rates applicable to Canadian banker’s acceptances at or about 10:00 a.m. (Toronto, Canada time) on the first day of such Interest Period on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period.

(d) Section 2.04(a)(i)(A)(1) is amended by replacing the phrase “in Dollars or in one or more Alternative currencies” with the phrase “in Dollars, any Alternative Currency or such other currency as maybe agreed by such Issuing Bank and the Agent that is a lawful currency readily available and freely transferable and convertible into Dollars (which additional currency, solely for purposes of the applicable Letter of Credit, the drawings thereunder and the reimbursement thereof, shall be deemed to be an “Alternative Currency”)”.

(e) Section 2.04(a)(ii)(A) is amended by inserting immediately after the phrase “twelve months after the date of issuance” the phrase “or, in the case of any Letter of Credit denominated in Indian rupees, nineteen months after the date of issuance”.

(f) Section 4.02(d)(ii) is amended by deleting the phrase “made to a Lender Party organized under the laws of a jurisdiction outside the United States” and adding to the end thereof of new sentence to read as follows:

Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Company and all of the Lenders and the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified), in form and substance satisfactory to the Agent:

(a) Certified copies of the resolutions of the board of directors (or persons performing similar functions) of each domestic Loan Party approving transactions of the type contemplated by this Amendment.

(b) A favorable opinion of Orrick, Herrington & Sutcliffe LLP, special New York counsel to the Loan Parties, in substantially the form of Exhibit D to the Credit Agreement and as to such other matters as any Lender through the Agent may reasonably request.

(c) A certificate signed by a duly authorized officer of the Company stating that:

(i) The representations and warranties contained in Section 3 are correct on and as of the date of such certificate as though made on and as of such date; and

(ii) No event has occurred and is continuing that constitutes an Event of Default or a Default.

SECTION 3. Representations and Warranties of the Company The Company represents and warrants as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution, delivery and performance by each Loan Party of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party are within such Loan Party’s respective powers (corporate or otherwise), have been duly authorized by all necessary action (corporate or otherwise), and do not (i) contravene such Loan Party’s Constitutive Documents, (ii) violate any Requirements of Law, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument binding on or affecting any Loan Party or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party is in violation of any such Requirements of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any Loan Party of this Amendment or any of the Loan Documents, as amended hereby, to which it is or is to be a party.

(d) This Amendment has been duly executed and delivered by the Company. This Amendment and each of the other Loan Documents, as amended hereby, to which each Loan Party is a party is the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e) There is no pending or, to the Company’s knowledge, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, (i) which has a reasonable probability (taking into account the exhaustion of all appeals and the assertion of all defenses) of having a Material Adverse Effect or (ii) which purports to affect the legality, validity or enforceability of this Amendment or any of the other Loan Documents, as amended hereby.

(f) Since February 2, 2013, there has been no Material Adverse Change.

SECTION 4. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Costs and Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Agent’s outside counsel in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE GAP, INC.

By	/s/ Roger Chelemedos
Name: Roger Chelemedos
Title: Senior Vice President of Finance

Agreed as of the date first above written:

BANK OF AMERICA, N.A., as Agent

By	/s/ Robert Rittelmeyer
Name: Robert Rittelmeyer
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By	/s/ Jaime C. Eng
Name: Jaime C. Eng
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By	/s/ Sarah Freedman
Name: Sarah Freedman
Title: Executive Director

CITIBANK, N.A.

By	/s/ Shannon Sweeney
Name: Shannon Sweeney
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By	/s/ Thomas A. Foley
Name: Thomas A. Foley
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Sid Khanolkar
Name: Sid Khanolkar
Title: Director

THE BANK OF NOVA SCOTIA

By	/s/ Eugene Dempsey
Name: Eugene Dempsey
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By	/s/ Heidi Sandquist
Name: Heidi Sandquist
Title: Director

GOLDMAN SACHS BANK USA

By	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Joyce P. Dorsett
Name: Joyce P. Dorsett
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH

By	/s/ Joseph Rauhala
Name: Joseph Rauhala
Title: Principal Officer

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ Kazuhisa Matsuda
Name: Kazuhisa Matsuda
Title: Managing Director

BANK OF THE WEST

By	/s/ Rochelle F. Dineen
Name: Rochelle F. Dineen
Title: V.P.

FIFTH THIRD BANK

By	/s/ Gary Losy
Name: Gary Losy
Title: VP – Corporate Banking

HMRC DT Treaty Passport Scheme Number (13/F/24267/DTTP) Tax Residency United States FIFTH THIRD BANK, operating through its Canadian Branch, as a Lender

By	/s/ Mauro Spagnolo
Name: Mauro Spagnolo
Title: Managing Director & Principal Officer

ROYAL BANK OF CANADA

By	/s/ Don Bean
Name: Don Bean
Title: Senior Manager Financial Advisory Services

ROYAL BANK OF CANADA (LONDON)

By	/s/ R.J. Bell
Name: R.J. Bell
Title: Managing Director, Global Credit